Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-206024) of Royal Energy Resources, Inc.; and

(2) Registration Statement (Form S-3 No. 333-213031) of Royal Energy Resources, Inc.

of our report dated December 8, 2014, relating to our audit of the financial statements of Royal Energy Resources, Inc. for the year ended August 31, 2014.

/s/ GZTY CPA GROUP LLC

Certified Public Accountants

Metuchen, New Jersey

March 31, 2017